                                 ARTHUR ANDERSEN LLP





                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this Registration Statement File No. 333-36203 for Hartford Life Insurance Company Separate Account Five on Form S-6.


                                  /s/ Arthur Andersen LLP


Hartford, Connecticut
December 15, 1997